K&L Gates LLP 1601 K STREET, N.W. WASHINGTON, DC 20006-1600 T 202.778.9000 F 202.778.9100 klgates.com

February 26, 2020

EQ Advisors Trust

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s registration statement on Form N-14 (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 26, 2020, registering Class IA, Class IB, and Class K shares of beneficial interest in the series of the Trust listed as “Acquiring Portfolios” in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be issued pursuant to (i) an agreement and plan of reorganization and termination entered into by the Trust, on behalf of certain Acquiring Portfolios, and AXA Premier VIP Trust (“VIP Trust”), on behalf of certain of its series listed as corresponding “Acquired Portfolios” in Schedule A, or (ii) a plan of reorganization and termination adopted by the Trust, on behalf of an Acquiring Portfolio and its corresponding Acquired Portfolio listed as such in Schedule A (collectively, the “Reorganization Plans”). The Reorganization Plans provide for (1) the transfer of the assets of an Acquired Portfolio to the corresponding Acquiring Portfolio in exchange for the assumption by the Acquiring Portfolio of the liabilities of the Acquired Portfolio and the issuance and delivery to the Acquired Portfolio of Shares of the Acquiring Portfolio, (2) the distribution of the Shares pro rata to the shareholders of the Acquired Portfolio in complete liquidation of the Acquired Portfolio, and (3) the termination of the Acquired Portfolio.

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 16(11) of Form N-14 promulgated thereunder.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)

the combined proxy statement and prospectus, including the forms of the Reorganization Plans attached as Appendix A.1 and A.2.thereto, and statement of additional information filed as part of the Registration Statement;

(ii)	the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)

the resolutions adopted by the trustees of the Trust relating to the Registration Statement, the establishment and designation of the Acquiring Portfolios and the Shares of each class, and the authorization of the issuance and delivery of the Shares pursuant to the Reorganization Plans.

EQ Advisors Trust

February 26, 2020

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act of 1940 that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Registration Statement, when issued and delivered to an Acquired Portfolio in accordance with the terms and conditions of the applicable Reorganization Plan, will be validly issued, and (2) the shareholders of the Acquired Portfolio receiving the Shares in exchange for their shares in the Acquired Portfolio and in complete liquidation of the Acquired Portfolio as provided by the Reorganization Plan will have no obligation to make any further payments for the receipt of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP

Attachment:    Schedule A

Schedule A to

Opinion of K&L Gates LLP

dated February 26, 2020

Acquired Portfolio/Class of Shares	Acquiring Portfolio/Class of Shares
EQ/Franklin Templeton Allocation Managed Volatility Portfolio /Class IA EQ/Franklin Templeton Allocation Managed Volatility Portfolio /Class IB (a series of the Trust)	EQ/Aggressive Growth Strategy Portfolio/Class IB EQ/Aggressive Growth Strategy Portfolio/Class IB
Multimanager Mid Cap Growth Portfolio/Class IA Multimanager Mid Cap Growth Portfolio/Class IB Multimanager Mid Cap Growth Portfolio/Class K (a series of the Trust)	EQ/Janus Enterprise Portfolio/Class IA EQ/Janus Enterprise Portfolio/Class IB EQ/Janus Enterprise Portfolio/Class K
Multimanager Mid Cap Value Portfolio/Class IA Multimanager Mid Cap Value Portfolio/Class IB Multimanager Mid Cap Value Portfolio/Class K (a series of the Trust)	EQ/American Century Mid Cap Value Portfolio/Class IB EQ/American Century Mid Cap Value Portfolio/Class IB EQ/American Century Mid Cap Value Portfolio/Class K
EQ/MFS Technology II Portfolio/Class IB (a series of the Trust)	EQ/MFS Technology Portfolio/Class IB

EQ/Templeton Global Equity Managed Volatility Portfolio/Class IA

EQ/Templeton Global Equity Managed Volatility Portfolio/Class IB

EQ/Templeton Global Equity Managed Volatility Portfolio/Class K

(a series of the Trust)

1290 VT SmartBeta Equity Portfolio/Class IB 1290 VT SmartBeta Equity Portfolio/Class IB 1290 VT SmartBeta Equity Portfolio/Class K
EQ/UBS Growth and Income Portfolio/Class IB (a series of the Trust)	EQ/Capital Guardian Research Portfolio/Class IB
CharterSM Aggressive Growth Portfolio/Class B (a series of VIP Trust)	All Asset Growth-Alt 20 Portfolio/Class IB
CharterSM Growth Portfolio/Class B (a series of VIP Trust)	All Asset Growth-Alt 20 Portfolio/Class IB
CharterSM Moderate Growth Portfolio/Class B (a series of VIP Trust)	All Asset Growth-Alt 20 Portfolio/Class IB
CharterSM Moderate Portfolio/Class B (a series of VIP Trust)	All Asset Growth-Alt 20 Portfolio/Class IB
CharterSM Small Cap Growth Portfolio/Class A CharterSM Small Cap Growth Portfolio/Class B (a series of VIP Trust)	EQ/Morgan Stanley Small Cap Growth Portfolio/Class IB EQ/Morgan Stanley Small Cap Growth Portfolio/Class IB
CharterSM Small Cap Value Portfolio/Class A CharterSM Small Cap Value Portfolio/Class B (a series of VIP Trust)	1290 VT Small Cap Value Portfolio/Class IB 1290 VT Small Cap Value Portfolio/Class IB